      As filed with the Securities and Exchange Commission on June 26, 1997
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                TSENG LABS, INC.
             (Exact name of registrant as specified in its charter)

                 Utah                                         87-0391229
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

             6 Terry Drive
         Newtown, Pennsylvania                                  18940
 (Address of principal executive offices)                    (Zip Code)


                                TSENG LABS, INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                 MARK H. KARSCH
                                Tseng Labs, Inc.
                     (Name and address of agent for service)
                                 (215) 968-0502
          (Telephone number, including area code, of agent for service)

                                   ----------

                         Copy of all communications to:
                            STEPHEN M. GOODMAN, ESQ.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                              Proposed maximum            Proposed maximum
    Title of securities             Amount to be               offering price                aggregate               Amount of
     to be registered                registered                per share (1)             offering price (1)       registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par                    3,000,000                     $3.47                    $10,406,250              $3,153.41
value $.005
====================================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on June 19, 1997, as reported on the Nasdaq National Market.

                  This Registration Statement on Form S-8 (the "Registration Statement") filed by Tseng Labs, Inc. (the "Registrant") relates to 3,000,000 shares (the "Shares") of the Company's Common Stock, par value $.005 (the "Common Stock"), issuable pursuant to the Tseng Labs, Inc. 1995 Stock Option Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                      The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

                              (a) Annual Report on Form 10-K, filed with the
             Commission on March 31, 1997 for the fiscal year ended December 31, 1996;

                              (b) Quarterly Report on Form 10-Q filed with the
             Commission on May 15, 1997 for the Quarter ended March 31, 1997;

                              (c) The descriptions of the Common Stock of the
             Registrant set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

                      All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

                      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

                      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                      The consolidated financial statements of the Registrant for the year ended December 31, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been incorporated by reference in this registration statement in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of such firm as experts in accounting and auditing in giving said report. Future consolidated financial statements of the Registrant and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this registration statement in reliance upon the authority of such firm as experts in giving those reports to the extent such firm has audited those consolidated financial statements and consented to the use of their reports thereon.

Item 6.  Indemnification of Directors and Officers.

                      Article XII of the Registrant's Bylaws provides that each officer, director, employee or agent of the Registrant who was or is a party to, or is threatened to be made a party to, any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he or she is or was a director, officer or employee or agent of the Registrant (or was serving at the request of or for the benefit of the Registrant in any other capacity, including as a director, officer, employee, agent, partner or fiduciary of another entity) while serving in such capacity may be indemnified by the Registrant against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The foregoing rights to indemnity include actions by or in the right of the Registrant (i.e., shareholder derivative actions), provided that such a person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Registrant (unless the court in which such action or suit was brought shall determine otherwise). Indemnification will be made by the Registrant only upon a determination by a majority of a quorum of the Board of Directors or the shareholders that the director, officer, employee or agent has met the applicable standard of conduct.

                      To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, he will be indemnified against expenses, including reasonable attorney's fees, incurred in connection therewith. The Registrant may advance to officers and directors expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts so advanced if it will ultimately be determined that the person receiving such payments is not entitled to be indemnified.

                      Any indemnification or advancement of expenses will continue, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators.

                      The Registrant may maintain insurance, at its expense, to protect itself and any person against any expense, liability or loss, whether or not the Registrant would have the power to indemnify him or her against the liability under applicable law. The Registrant currently maintains such insurance.

                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

                      Not applicable.


Item 8.  Exhibits.

                      The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                                    Exhibit
------                                    -------

 5              Opinion of Morgan, Lewis & Bockius LLP re legality.

10              Tseng Labs, Inc. 1995 Stock Option Plan, as amended.

23.1            Consent of Arthur Andersen LLP.

23.2            Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).


Item 9.  Undertakings.

                      The undersigned Registrant hereby undertakes:

                              (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                       (i) To include any prospectus required by
                       Section 10(a)(3) of the Securities Act of 1933;

                                       (ii) To reflect in the prospectus any
                       facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                       (iii) To include any material information
                      with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                              Provided, however, that subparagraphs (a)(1)(i)
and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                              (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              (3) To remove from registration by means of a
post-effective amendment any of the
securities being registered that remain unsold at the termination of the offering.

                      The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown, Pennsylvania, on the 13th day of June, 1997.

                                    TSENG LABS, INC.


                                    By: /s/ Jack Tseng
                                        ---------------------------------------
                                        Jack Tseng
                                        Chairman and President



                      Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                                   Capacity                               Date
        ---------                                   --------                               ----

/s/ Jack Tseng                               Chairman and President                 June 13, 1997
-----------------------------                Director
Jack Tseng                                   (Principal Executive Officer)


/s/ John J. Gibbons                          Executive Vice President               June 13, 1997
------------------------------               Chief Operating Officer
John J. Gibbons                              Director


/s/ David Kwok Ping Hui                      Executive Vice President               June 13, 1997
------------------------------               Director
David Kwok Ping Hui


/s/ Mark H. Karsch                           Senior Vice President                  June 13, 1997
-----------------------------                Chief Financial Officer
Mark H. Karsch                               Director
                                             (Principal Accounting Officer)

/s/ Mark Dorfman                             Director                               June 13, 1997
-----------------------------
Mark Dorfman

/s/ Christopher F. Sutphin                   Director                               June 13, 1997
-----------------------------
Christopher F. Sutphin

                                INDEX TO EXHIBITS


Exhibit
Number          Description
------          -----------

  5             Opinion of Morgan, Lewis & Bockius LLP re legality.

 10             Tseng Labs, Inc. 1995 Stock Option Plan, as amended.

 23.1           Consent of Arthur Andersen LLP.

 23.2           Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).